Exhibit 26(h)(xviii)

Amendment No. 1 to the Participation Agreement Among Variable

Insurance Products Funds, Fidelity Distributors Corporation and

Transamerica dated May 1, 2006

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

Transamerica Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated October 10, 2005, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2006.

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Priscilla I. Hechler
Name:	Priscilla I. Hechler
Title:	Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUND

VARIABLE INSURANCE PRODUCTS FUND II

VARIABLE INSURANCE PRODUCTS FUND III

VARIABLE INSURANCE PRODUCTS FUND IV

By:	/s/ Christine Reynolds
Christine Reynolds
Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Don Holborn
Don Holborn
Executive Vice President

Schedule A

Separate Accounts and Associated Contracts

Name of Contracts	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Fidelity Income Plus Individual Variable Annuity Contracts	Fidelity Variable Annuity Account	August 24, 1979 (by an affiliate subsequently acquired by the Company)
Transamerica Landmark Individual and Group Variable Annuity Contracts	Separate Account VA B	January 19, 1990
Transamerica Freedom Individual and Group Variable Annuity Contracts	Separate Account VA B	January 19, 1990
Retirement Income Builder Individual Variable Annuity Contracts	Retirement Builder Variable Annuity Account	March 29, 1996
Immediate Income Builder Variable Annuity Contracts	Retirement Builder Variable Annuity Account	March 29, 1996
Portfolio Select Individual Variable Annuity Contracts	Retirement Builder Variable Annuity Account	March 29, 1996
Retirement Income Builder II Individual Variable Annuity Contracts	Retirement Builder Variable Annuity Account	March 29, 1996
Transamerica Extra Individual and Group Variable Annuity Contracts	Separate Account VA C	February 20, 1997
Transamerica Access Individual and Group Variable Annuity Contracts	Separate Account VA D	February 20, 1997
Privilege Select Individual Variable Annuity Contracts	Separate Account VA E	February 20, 1997
Premier Asset Builder Individual Variable Annuity Contracts	Separate Account VA F	May 15, 2000
Immediate Income Builder II Individual Variable Immediate Annuity Contracts	Separate Account VA J	May 15, 2000
Retirement Income Builder III Variable Annuity	Separate Account VA K	July 10, 2001
Flexible Premium Variable Annuity – A, under the marketing name “Transamerica Opportunity Builder”	Separate Account VA P	November 26, 2001
Advantage V	PFL Corporate Account One	August 10, 1998
PFL Variable Universal Life Policy	PFL Variable Life Account A	July 1, 1999

Accounts continued...

Name of Contracts	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Legacy Builder Plus Variable Universal Life Policy	Separate Account VUL-A	November 20, 1998
Advantage X Variable Adjustable Life Insurance Policy	Transamerica Corporate Separate Account Sixteen	June 16, 2003
Flexible Premium Variable Annuity – B, under the marketing name (Undecided at this time)	Separate Account VA Q	November 26, 2001
Flexible Premium Variable Annuity – C, under the marketing name: Transamerica Principium	Separate Account VA R	November 26, 2001
Advantage VI Variable Adjustable Group Life Insurance Policy	PFL Corporate Account One	August 10, 1998
Transamerica Principium Advisor Variable Annuity Contract	Separate Account VA X	May 15, 2001